UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 18, 2021

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described under Item 5.07 of this report, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of HTG Molecular Diagnostics, Inc. (the “Company”) held on August 18, 2021, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved, along with other items discussed in Item 5.07 below, the HTG Molecular Diagnostics, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (the “Amended 2014 ESPP”), which amends and restates the HTG Molecular Diagnostics, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) and is the successor to and replacement of the 2014 ESPP. The Amended 2014 ESPP became effective on August 18, 2021 upon the approval of the stockholders at the Annual Meeting. A description of the Amended 2014 ESPP is set forth under the heading “Summary of the Amended 2014 ESPP” contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 7, 2021 (the “Proxy Statement”). Such description is incorporated by reference herein. Such description is only a summary and is qualified in its entirety by reference to the complete text of the Amended 2014 ESPP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest whole number.

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class III Directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Ann F. Hanham, Ph.D.	1,843,121	148,446	2,378,780
Michelle R. Griffin	1,862,730	128,837	2,378,780

Proposal 2. Approval of the Amended 2014 ESPP

The Company’s stockholders approved the adoption of the Amended 2014 ESPP. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,899,249	36,813	55,505	2,378,780

Proposal 3. Approval of the Authorization to Adjourn the Annual Meeting

The Company’s stockholders approved the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 2. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,868,179	71,128	52,260	2,378,780

Proposal 4. Advisory Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,860,813	71,114	59,640	2,378,780

Proposal 5. Advisory Indication of the Preferred Frequency of Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders indicated their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers. The final voting results are as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,879,238	9,836	31,039	71,454	2,378,780

In light of this result, the Company has determined to hold future advisory votes on executive compensation every year until the next required vote on the frequency of stockholder advisory votes on executive compensation.

Proposal 6. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,220,173	99,373	50,801	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	HTG Molecular Diagnostics, Inc. Amended and Restated 2014 Employee Stock Purchase Plan
104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: August 19, 2021	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer